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                                                                    Exhibit 99.5

                             FIRSTFED BANCORP, INC.

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                     -------------------------------------

                                  Adoption of
                      1995 Stock Option and Incentive Plan
                      ------------------------------------

     WHEREAS, the Board of Directors of FirstFed Bancorp, Inc. (the "Company") has determined that it is in the best interests of the Company and its stockholders to utilize additional stock options to attract and retain executive personnel and directors.

     NOW, THEREFORE, BE IT RESOLVED that the FirstFed Bancorp, Inc. 1995 Stock Option and Incentive Plan (the "Option Plan"), in the form submitted to this meeting and attached hereto, is hereby adopted and approved, subject to (i) approval by the stockholders of the Company if required for the Option Plan to be in conformity with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) such final adjustments of an immaterial nature as the Company's President may deem to be necessary or proper to effect the purpose of the Option Plan and of these resolutions;

     RESOLVED FURTHER, that the non-employee directors of the Company who serve on its Incentive Stock Option Plan Committee shall serve as the Stock Option Committee pursuant to the terms of the Option Plan;

     RESOLVED FURTHER, that the Company shall reserve for issuance under the Option Plan, and is hereby authorized upon receipt of proper consideration therefor, in accordance with the terms of the Option Plan, to issue the shares of the Company's common stock, par value $.01 per share ("Common Stock"), provided for under the Option Plan (as such number of shares may be adjusted in accordance with the Option Plan) upon the exercise of stock options or other awards granted thereunder;

     RESOLVED FURTHER, that the Company's President is hereby authorized to take or to direct the taking of any actions that he may deem necessary or proper in connection with the adoption of the Option Plan, including the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission in order to register shares of Common Stock reserved for issuance upon the exercise of stock options or other awards granted under the Option Plan.